UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2010

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Item 5.07     Submission of Matters to a Vote of Security Holders

The Annual Meeting of the shareholders of LCNB Corp. was held on April 20, 2010.  At the meeting, the following three items were voted on by the shareholders of LCNB Corp.:

1.

Electing three Class II directors for a three-year term;

2.

Amending Article IV of LCNB Corp.’s Amended and Restated Articles of Incorporation to increase the authorized shares of LCNB Corp. common stock from 8,000,000 shares to 12,000,000 shares; and

3.

Ratifying the appointment of J.D. Cloud & Co., LLP as the independent registered accounting firm for LCNB Corp. for the fiscal year ending December 31, 2010.

The following nominees were elected as Class II directors by the votes indicated below.  In addition to the votes reported below, there were 931,178 broker non-votes on the proposal for the election of directors.

Director	For	Withheld
Steve P. Foster	4,663,752	136,177
Kathleen Porter Stolle	4,663,130	136,799
Anne E. Krehbiel	4,627,485	172,444

The amendment to Article IV of LCNB Corp.’s Amended and Restated Articles of Incorporation was approved by the votes indicated below.  There were no broker non-votes on this proposal.

For	Against	Abstained
5,192,246	388,109	150,752

The ratification of the appointment of J.D. Cloud & Co., LLP as the independent registered accounting firm for LCNB Corp. was approved by the votes indicated below.  There were no broker non-votes on this proposal.

For	Against	Abstained
5,567,086	140,401	23,620

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: April 23, 2010	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer